UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                          FORM 8-K12G3
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 19, 2000









                      DREW RESOURCES, INC.
     (Exact name of registrant as specified in its charter)

Nevada                   000-30763              Applied For
-----------------------------------------------------------
(State of               (Commission        (I.R.S. Employer
organization            File Number)    Identification No.)
pre-merger)


Nevada                   000-30763              Applied For
-----------------------------------------------------------
(State of               (Commission        (I.R.S. Employer
organization            File Number)    Identification No.)
post-merger)


#3-1924 Whyte Avenue, Vancouver, B.C.               V6J 1B3
Canada
-----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)

                         (604) 738-4041
       Registrant's telephone number, including area code

                          BUFFTON, INC.
                 2080 E. Flamingo Rd., Suite 112
                      Las Vegas, NV   89119
(Former Name and/or Former Address, if Changed Since Last Report)



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Pursuant  to  an  Agreement  and  Plan  of  Reorganization   (the
"Acquisition Agreement") effective December 19, 2000, Drew Resources, Inc., a Nevada corporation (the "Company"), acquired one hundred percent (100%) of all the outstanding shares of common stock ("Common Stock") of Buffton, Inc., a Nevada corporation ("Buffton"), from all of the shareholders of the issued and outstanding common stock of Buffton, for the aggregate par value of $0.001 per share, as well as one share of Drew Resources, Inc. for every ten shares of Buffton (the "Acquisition"). The purchase price for the Buffton shares was $3,000USD.

The Acquisition was approved by the unanimous consent of the Board of Directors of Buffton and a majority of the shareholders on December 19, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company elected to become the successor issuer to Buffton for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective December 19, 2000.

Under NRS 92A.120, only the acquired company need to approve the plan of merger. As such, no shareholder approval was required and therefore Buffton did not need to file an information statement or shareholder vote to comply with sections 14(a) and 14(c) of the Exchange Act.

As of the effective date of the Agreement, Buffton shall assume the name of the Company. The Company's officers and directors will become the officers and directors of Buffton. As of the Effective Date, Messers. John C. Mueller and Scott McGovern shall have resigned as the officers and directors of Buffton.

No subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at December 19, 2000 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

A copy of the Agreement has been filed as an exhibit to this Form
8-K and is incorporated in its entirety.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of Buffton from all of the shareholders of the issued and outstanding Common Stock of Buffton, for the aggregate of the par value of $0.001 per share, as well as one share of Drew Resources, Inc. for every ten shares of Buffton. No material relationship exists between the selling shareholders of Buffton or any of its affiliates, any director or officer, or any associate of any such director or officer of Buffton and the Company. The consideration exchanged pursuant to the Agreement was negotiated between Buffton and the Company in an arm's-length transaction.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.

ITEM 5.   OTHER EVENTS

SUCCESSOR ISSUER ELECTION. Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Buffton, Inc. for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective December 19, 2000. Buffton hereby adopts December 31st as its fiscal year end to coincide with the fiscal year end of Drew.

                           Background

Drew Resources, Inc. (the "Company") is a Nevada corporation formed on December 16, 1998. Its principal place of business is located at #3-1924 Whyte Ave., Vancouver, B.C. V6J 1B3.

                       Business of Issuer

The Company was organized to explore and develop precious metal mining claims and properties in North America. On December 5, 1998, the Company entered into a Memorandum of Understanding with Forest Syndicate for the Forrest Property, located in the Liard Mining Division, British Columbia. On March 30, 2000, the Company allowed the Option on the Forrest Property to expire, voiding the Memorandum of Understanding. On January 15, 1999, the Company filed an Offering Memorandum for an initial private offering
2,500,000 shares of Common Stock at $0.01 per share which was exempt from registration pursuant to Rule 504 of Regulation D, promulgated under the Securities Act of 1933 (the "Act"). On November 2, 2000, the Company underwent a 2:1 split for shareholders of record as of October 27, 2000, making the current issued and outstanding stock 5,000,000 shares of common stock.

On October 30, 2000, the Company entered into a Property Option Agreement (the "Agreement") with George & Linda Eliopulos and C. Patrick & Judy Costin (the "Owners") for the Deer Creek Property (the "Property"), located in Lemhi County, Idaho. The Property consists of 16 unpatented mining claims (the "Claims") which cover 330 acres within 2 sections (Alafi 1-4 & Deer 1-12). The following are the significant terms of the Agreement:

  *    Pay Advance Royalties to the Owners, as follows:

                $5,000     Upon Execution (November 3rd)
                $5,000     1st Anniversary
               $10,000     2nd Anniversary
               $20,000     3rd Anniversary
               $50,000     4th Anniversary & thereafter

     Beginning with the 4th anniversary, royalties will be adjusted to reflect changes in the consumer price index, with 2000 as the base year.

  * Pay all Federal and State mining claim maintenance fees for any year in which the agreement is maintained and in good standing.

  * Pay to the Owners, Production Royalties of 3% of the Net Smelter Returns, based on the total value of minerals sold, less:
     1) amounts related to weighing, sampling, packaging, loading, transportation, etc. to the point to sale, 2) all smelter costs and charges relating thereto, and 3) marketing costs and commissions. The definition of a "net smelter return" is a royalty based on a percentage of valuable minerals produced with settlement made either in kind or in currency based on the spot sale proceeds received less the cost of refining and transportation.

  * The term of the Lease is for 20 years, with automatic extensions so long as conditions of the lease are met.
  * Reclamation as required by Federal, State, and Local law for disturbances arising from the Company's activities on the Property will be the Company's responsibility.

Pursuant to the Agreement, Drew Resources has the right to explore, prospect, sample, map or other work involved in searching for ore, or to mine and develop (in accordance with state and federal law) any valuable metallic mineral within bounds of the leased property, or to lease and hold the property without conducting physical work, so long as terms of the Letter Agreement are met. Drew is further responsible for payment of Federal maintenance (rental) fees (US$100.00 per unpatented mining claim per rental year due annually on August 31) and State of Idaho Intent to Hold fees (US$5.50 for the four leased claims due annually on August 31). The definition of an "unpatented mining claim" is that portion of applicable federal-owned mineral lands which a party has staked or marked out in accordance with applicable mining laws to acquire the right to explore for and exploit the minerals under the surface.

The Lessor's may terminate lease if Drew fails to pay Federal and State rental fees due annually on August 31 or if Drew fails to pay advance royalties, due on the lease anniversary date, as listed on page 1 of the Letter Agreement.

The Claims are situated in central Idaho, approximately 140 air miles northeast of Boise and within the Salmon River Mountains between the towns of Salmon and Challis. The Property is roughly two miles east of the Iron Creek Copper-Cobalt District, the nearest significant producer and 3 miles west of the Twin Peaks copper-lead mine. It is located within the headwaters of Deer Creek

The Property is located near the south end of a major copper-cobalt trend known as the Idaho Cobalt Belt, within the headwaters of Deer Creek, a tributary of the Salmon River. The property represents an untested sediment hosted exhalative base metal plus gold target with a potential strike length of at least 3600 feet and probable thickness of 150 feet or more. Geological mapping has identified rock units on the Deer Creek property which were derived from volcanic venting on an ancient sea floor (hence exhalative); these deposits being incorporated within the state of that seabed (hence sediment hosted); assays of rock samples yielding anomalous values in base metals (copper, zinc, lead) and in gold; this metal-anomalous zone traced on the surface along 3600' (hence strike) with widths up to 150' (hence thickness, perpendicular to strike). Width is a more accurate term than thickness. The definition of a "copper-cobalt trend" is an empirical observation based on approximate linear alignment of a series of mines, mineral prospects, and mineral occurrences which have investigated for copper and/or cobalt or have sold copper and/or cobalt concentrates.

In October 1998, a Technical Report regarding the claims was completed by Mr. Richard Kern, a Registered Geologist which described its geology and mineralization, along with recommendations for an early stage exploration program, which should include detailed mapping, road building, drilling, and assay analysis. Mr. Kern has not conducted any study of the property since completion of his 1998 report nor has he prepared any additional reports since that time. Mr. Kern currently does not perform nor has he ever performed work for the company.

The Company intends to engage in mineral exploration, a highly speculative activity that involves greater risks than most businesses. The search for minerals often results in the failure to discover mineralization or the discovery of mineralization which will not return a profit over the costs incurred.

There   are   3  successive  development  stages  which   mineral
properties progress through should they ultimately become a mine.

1. Early stage. A relatively low cost "grass roots" initial program, usually initiated as a result of visual inspection and prospecting work, such as interesting outcropping and other observable phenomenon. Formal programs usually consist of mapping, geophysical and geochemical sampling and perhaps some limited drilling. Budgets are usually in the range of several hundred thousand dollars.
2. Development Stage. Should early stage results be encouraging, a larger scale drill program may be warranted to define the extent and grade of mineralization, at an initial level. Should these results warrant, increase drilling programs can continue over several years, along with mine planning, engineering, process testing, and environmental studies through to the prefeasibility or feasibility stage. Annual budgets can easily be well over US $1 million per year, with the total cost through to feasibility in the US $5+ million range. The definition of "prefeasibility" is a preliminary estimate of what the economic parameters of mining a deposit are likely to be, based on a particular mining plan, process flow sheet, facility design, infrastructure, and estimated capital and operating costs; this estimate usually describes an installation that could be built. The definition of "feasibility" is a determination of the economic feasibilty of mining a deposit, based on progressively greater levels of information.
3. Production. Once the property passes the Prefeasibility Stage and nears the production decision stage, exploration and development companies will typically vend the asset to an established production company, given the very different nature of expertise required and the significant amount of funding required to place a property into production. Although production companies also spend significant amount of capital on exploration, companies engaged exclusively in exploration rarely make the transition to a production company.

Owing to the Company's lack of established track record and relatively low capital requirements at the grass roots exploration stage, the Company will initially be involved with early stage properties located in Idaho, Nevada, and New Mexico. It is management's intention to engage in the following business activities:

  * Advancing the Deer Creek Property through additional development stages, which would increase the value of the property.
  * Mitigating the real and perceived high risks associated with mineral exploration, the Company will seek to acquire at least one additional property interest in 2001 in order to lessen its reliance on a limited asset base.
  * In becoming involved with properties at more advanced stages of development, having very large scale potential, in highly prospective areas of the U.S., such as Utah, Nevada, and New Mexico.

  * Developing its mining claims to the production decision point, an advanced level in which major mining production companies would seriously pursue the property as a significant and valuable acquisition. A production decision provides a level of confidence such that a decision to build a project can be made. Once this advanced level is reached, companies producing mineral concentrates, as well as other mining groups, may consider the Deer Creek property as a valuable acquisition which would return a profit if developed. as provided in the Letter Agreement, page 2, Drew may assign the property to another party. The definition of "production decision point" is a refinement and reassessment of an initial study, based on extensive additional information, detailed engineering and optimization work which provides a level of confidence such that a decision to build a project can be made.

The Company may compete with major other junior mineral exploration companies in the search and acquisition of future property interests. Property interests are generally acquired through either staking by the company or by a one on one direct negotiation with the property holder. Therefore, the Company believes that competition for relatively early stage properties is more influenced by the general supply and demand characteristics of underlying metals at any one time, such as when copper is at a high price, there is heightened interest in copper properties. It is management's belief that due to the relatively poor state of metals, markets over the past several years and increasing lack of support for exploration projects, many potential competitors have ceased to pursue exploration activities, which has significantly lessened competition. Mineral exploration in the US and western Canada has essentially
"evaporated" the past two to four years due to depressed metal prices (see The Northern Miner, vol. 86, No. 47, p.10) and to onerous environmental actions. The outlook remains particularly grim for gold, attributed to ongoing central bank sales and lower demand. For example, in Nevada, operators who have experienced either mine cutbacks or shutdowns include the Mineral Ridge, Olinghouse, and Rosebud mines as well as portions of both Barrick and Newmont operations in northeast Nevada, among others. Further, the few active operators are more reluctant to fund additional exploration or have put projects on-hold until metal prices increase. The geologic province encompassing the Deer Creek property has a long history of mineral exploration and development. Although the past decade has seen fewer and fewer explorationists, those mining companies previously engaged in minerals exploration and development in this area would be the major competitors due, in part, to their historic knowledge. Should metal prices rise or particular world metal shortages develop, other unknown competitors may find interest in the area. The definition of "staking by the company" are those applicable lands the company deems have potential to host valuable minerals-and to which the company has staked or marked out in accordance with applicable mining laws.

Once acquired, the Company will have defined and exclusive rights related to that property. Although the Company does not anticipate engaging in any commercial production at its properties, any minerals produced by others will be commodity products in nature such as gold, silver, copper, and molybdenum. Upon execution of the Letter Agreement, Drew Resources has the exclusive rights to explore the Deer Creek property, which consists of the four unpatented mining claims Alafi #1-4, IMC # 175493-175496. There is no provision in the Letter Agreement for Drew to acquire the property. As long as conditions of the lease are met, Drew will remain the lessee as the lease is renewable following the initial 20 year term. There is no provision for Drew to buy the property.

The Property is located in Federal lands open to mineral entry and managed by the U.S. Forest Service. In accordance with applicable mining laws of the United States regarding location (staking) of unpatented mining claims, the lessors ("Owners") have acquired the right to explore for and exploit the minerals under the surface, or, in this case, to lease the mining claims to Drew Resources, the lessee. Discussions with Salmon, Idaho office of the Forest Service indicate it currently is aware of no environmental problems within the Property that would prevent exploration. Claim owners have affirmed and reaffirmed that there are no dumps or tailings on the property and no acid mine drainage within the Deer Creek property. There may be small historic prospect pits (say less than 3' deep) that are now overgrown and were not observed or identified during geologic mapping. Although surface disturbing exploration has been permitted with no serious environmental problems at properties to the east and west, there has not been an attempt to permit a program at Deer Creek. It should be noted that the areas proximity to salmon and bull trout spawning grounds within the boundaries of the Salmon River would necessitate close study of any permit application. Exploration permits are common and most applications are granted. If mineral exploration involves road construction or other disturbance, certain conditions must be met before permission is granted by federal agencies for mineral exploration on federal lands. The explorer must submit certain documentation (with map) describing the nature of the proposed work, equipment to be used, estimated disturbance, reclamation, etc. Upon review, federal agencies conduct a variety of studies (archaeology, wetlands, endangered species, other) reserving the right to modify the claimant's proposal. In most cases a plan evolves whereby the claimant is allowed to explore with minimal damage to the environment and with the proviso of reclamation. The Federal government requires a bond to ensure reclamation. The definition of "dumps" are waste material that accompany the extraction of minerals considered economic. The definition of
"tailings" is the material that remains after all metals considered economic have been removed from ore during processing. The definition of "acid mine drainage" is the drainage that results from sulfide oxidation in rocks exposed to air and water.

Should further development be warranted at the property beyond the initial phase, management could vend all or part of the property to a company more experienced with development of mineral properties through to Feasibility, in which case any permitting issues would be dealt with by them. Any activity which would result in a physical disturbance such as road building must and will be presented to federal agencies for approval. Drill targets would require road construction for access, hence would require notifying and submitting a plan to federal agencies. Existing access roads from the east, originating from earlier logging operations in the area, would provide access for geochemical studies which involve walking traverses and do not involve road construction. Some geophysical surveys require certain equipment nearer to the point of investigation - if so, a plan would be submitted to the federal agencies. However, should management decide to develop the property internally, various base line environmental and other studies would be required. In this case, management would engage the specialized services of any one of the many consulting companies in the region experienced with permitting issues. Should the property be vended, whether now or after an initial work phase, the incoming party would assume responsibility for all permitting issues.

The Company's only employees at the present time are its sole officer and director and an independent consultant, who will devote as much time as the Board of Directors determine is necessary to carry out the affairs of the Company.

                         Future Staffing

Management expects to carry out its exploration programs utilizing the services of independent consultants and other professionals such as drilling companies. The Company doe not foresee hiring additional personnel prior to either making a significant discovery or undertaking a material expansion or exploration activities.

                        Plan of Operation

The Company has no material unused sources of liquid assets. The Company intends to raise $250,000 through financings with accredited investors to fund an exploration program at Deer Creek, to make an advance royalty payment of $5,000 due October 31, 2001, pursuant to the Deer Creek option agreement and for general working capital. The Company's operating expenses are kept to a minimum and will be absorbed by management until the private placement can be arranged. At this time, the Company has not entered into any agreements for financings and there can be no assurance that obligations can be met in the future. The Company intends to raise an additional $250,000 from accredited investors who are known to the Company's management. In the event the Company fails to raise the additional $250,000, the Company will have three options: (1) winding down operations; (2) seeking a lesser amount of money; or (3) finding other properties more attractive to raising investment capital.

The following is the Company's focus over the next 12 months:

* February 2001 - Raise approximately $250,000 in additional funds.
*    Spring 2001 - Begin a work program at Deer Creek.
*    Summer 2001 - Conduct an initial exploration program.
* Balance of 2001 - The Company will seek to acquire or option at least one additional early stage exploration project in North America as part of a diversification strategy to lessen the reliance of the Company on one particular property for the subsequent exploration season in 2001/02.

                     Description of Property

The Company neither owns nor leases any real property at this time. The Company does have the use of a limited amount of office space from its sole officer and director, Shane Lowry, at no charge to the Company.

Under NRS 78.030(1)(b), every Nevada corporation is required by statute to have a resident agent of the Corporation who is available in the state for service of process should any litigation arise. Therefore, the Company does not maintain an office in Carson City, Nevada, it has engaged a resident agent who has an office in Nevada who is simply an agent for service of process as mandated by the Nevada Revised Statutes.

The  Company  was  granted  a Mining  Lease  on  the  Deer  Creek
Property, 16 unpatented mining claims located in the Lemhi County of Idaho through a Letter Agreement dated October 30, 2000.

All other activities have been consolidated to the property described above.

 Security Ownership of Certain Beneficial Owners and Management

The following table sets forth each person known to the Company, as of January 30, 2001, to be a beneficial owner of five percent (5%) or more of the Company's common stock and the holdings of the Company's sole officer and director. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Title of    Name/Address                Shares        Percentage
Class       of Owner                    Beneficially  Ownership
                                        Owned

Common      Keith Balderson (1)         200,000       3.77%
            2186 West 14th Ave.
            Vancouver, B.C. Canada
            V6K 2V6

Common      Leah Balderson (1)          300,000       5.66%
            2186 West 14th Ave.
            Vancouver, B.C. Canada
            V6K 2V6

Common      Next Millenium Management   200,000       3.77%
            (1)
            522-625 Howe Street
            Vancouver, B.C. Canada
            V6C 2S6

Common      Chitsai Tora, Inc.          400,000       7.55%
            55 Frederick & Shirley
            Sts.
            P.O. Box 13039
            Nassau, Bahamas

Common      Jason Dussault              300,000       5.66%
            421-2001 Wall Street
            Vancouver, B.C. Canada
            V5L 5E4

Common      Savannah Foundation         400,000       7.55%
            3rd Floor
            Bahamas Financial Centre
            Nassau, Bahamas

Common      Joanne Sinkins              300,000       5.66%
            302 Cedarvale Ave.
            Toronto, Ont. Canada
            M4C 4K4

Common      Brian Thomson               300,000       5.66%
            #325-3755 W. 6th Ave.
            Vancouver, B.C. Canada

Common      Andrew Walker               300,000       5.66%
            216-257 E. 12th St.
            N. Vancouver, B.C. Canada
            V7L 2J8

Common      Shane Lowry                 200,000       3.77%
            3-1924 Whyte Ave.
            Vancouver, B.C. Canada
            V6J 1B3

Common      Sole Officer and Director   200,000       3.77%

(1) Keith and his wife Shelley Balderson jointly hold 60% of Next Millenium Management and Leah Balderson holds 40% of the issued and outstanding shares of Next Millenium Management. Keith and Leah Balderson are father and daughter, together with the share holdings of Next Millenium, they hold 700,000 shares of the Company's stock, which represents a total of 13.21% of the issued and outstanding shares.

The holdings of the sole officer and director:

Title of   Name/Address             Shares        Percentage
Class      of Owner                 Beneficially  Ownership
                                    Owned
Common     Shane Lowry              200,000       3.77%
           #3-1924 Whyte Ave.,
           Vancouver, B.C. Canada
           V6J 1B3

          Executive Officers, Directors and Management

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The Articles of Incorporation provide that initially there was only one director. However, the board can change the number upon a vote of the Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

The Company's officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require 5-10 hours per month.

Information as to the directors and executive officers of the Company is as follows:

Name/Address                Age  Position
Shane Lowry                  32  President/Secretary/Treasurer/
#3-1924 Whyte Avenue             Director
Vancouver, B.C. Canada V6J
1B3

Shane Lowry; President/Secretary/Treasurer/Director

Shane Lowry has been an officer and director of the Company since its inception on December 16, 1998 and is currently serving without compensation. Mr. Lowry is currently the President of Icon Capital Group, Inc. Icon Capital Group, Inc. consults with various emerging mining and technology companies on corporate strategy involving acquisitions, mergers, amalgamations and financing. From October 1997 to June 2000, Mr. Lowry was employed by Condor Goldfields, Inc., a publicly listed company trading on the Toronto Stock Exchange over-the-counter market with offices in Vancouver, B.C. Mr. Lowry's duties included Corporate Development and Investor Relations. From July 1995 to May 1997, Mr. Lowry worked in a similar capacity for Eaglecrest Explorations, Ltd., Cypango Ventures, Ltd., and U.S. Diamond Corp., all of which are based in Vancouver, B.C. and listed on the Vancouver Stock Exchange.

Richard Kern, Registered Geologist, Independent Consultant

Graduating from Montana State University, (B.Sc - Geology) in 1971 and Idaho State University (Masters - Geology) in 1972, Mr. Kern has been engaged in the field of geology since then. He is a Registered Professional Geologist licensed to work in all U.S. states, and is a member of the American Institute of Mining, Metallurgical, and Petroleum Engineers, Inc., and the Geological Society of Nevada. In October 1998, Mr. Kern completed a Technical Report on the Deer Creek Property. From February 1998 to present, Mr. Kern has served as President of MinQuest, Inc, a private exploration company. From 1995 to 1998 Mr. Kern held the position of District Geologist, Western US for North Mining, Inc.

         Certain Relationships and Related Transactions

There is no family relationship between any of the officers and directors of the Company. The Company's Board of Directors has not established any committees.

                     Executive Compensation

The Company's sole officer and director does not receive any compensation for his respective services rendered to the Company, nor has he received such compensation in the past. He has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Registrant has generated revenues from operations. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

                    Description of Securities

The Company's common stock is listed on the "Pink Sheets" in the United States under the symbol DRWR, but at no time have there been any trades. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for the Company's securities. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

                          Market Price

The  Registrant's Common Stock is not quoted at the present time.
The Company is listed on the Pink Sheets, but there have never been any trades.

The Company's shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect an investor's ability to sell his/her/its shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

The Company's shares will be subject to the Penny Stock Reform Act which will affect the investor's ability to sell his/her/its shares in any secondary market which may develop. If the Company's shares are not listed on a nationally approved exchange or the NASDAQ, do not meet the minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     - the delivery of standardized risk disclosure documents;

     - the provision of other information like current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     - written determination that the penny stock is a suitable investment for purchaser;

     - written agreement to the transaction from purchaser.

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for an investor to sell his/her/its shares in any secondary market which may develop.

                             Holders

There are 26 holders of the Company's Common Stock. On January 15, 1999, the Company offered 2,500,000 shares of its common stock in a private offering, which was exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act of 1933 to 28 investors.

On November 2, 2000, the Company underwent a 2:1 split for shareholders of record as of October 27, 2000 and subsequently issued 300,000 shares of its common stock to its predessor, Buffton, Inc. under the terms of the Agreement and Plan of Reorganization, making the current issued and outstanding stock 5,300,000 shares of common stock.

                            Dividends

The Registrant has not paid any dividends to date, and has no plans to do so in the immediate future.

                        Legal Proceedings

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

             Recent Sales of Unregistered Securities

With respect to the sales made, the Registrant relied on Rule 504 of Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

On January 15, 1999, the Company sold 2,500,000 shares of its common stock in exchange for a total consideration of $25,000.00 to 28 investors.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

                          Common Stock

The Company's Articles of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 5,300,000 are issued and outstanding. The shares are non-
assessable,  without  pre-emptive  rights,  and  do   not   carry
cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-
time,   from  funds  legally  available.  In  the  event   of   a
liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

                         Preferred Stock

The Company's Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.001 par value per share. The Company at the present time has no issued or outstanding preferred shares of stock. The shares are all non-assessable.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

The shareholders of the corporation may call a special meeting pursuant to NRS 78.320 which provides as follows:

     1. Unless this chapter, the articles of incorporation or the bylaws provide for different proportions:

          (a)   A  majority of the voting power,  which
          includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business; and

          (b)   Action by the stockholders on a  matter
          other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes case in opposition to the action.

     2.    Unless  otherwise provided  in  the  articles  of
     incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

     3. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

     4. Unless otherwise restricted by the articles of incorporation or bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or a knowing violation of the law, since provisions have been made in the Articles of incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     a)   The Audited Financial Statements for the year ended December
          31, 1999 and 1998 and the Financial Statements for the period ended September 30, 2000 and September 30, 1999 for Drew Resources, Inc. are hereby attached to this Form 8-K.
     b) Prior to the merger with Drew Resources, Inc., Buffton was not operating and had no assets and no revenue during 1999. The pro-forma financial statements, which serve to state the results of 1999 as if the two companies had combined operations during 1999, therefore, will not differ in any material way from the financial statements of Drew Resources, Inc. The Company will not, therefore, include separate pro-forma financial statements.

Audited Financial Statement for the year ended December 31,  1999 and 1998 for Drew Resources, Inc.

                        AUDITORS' REPORT

To the Stockholders,
Drew Resources, Inc.

We have audited the accompanying balance sheets of Drew Resources Inc. (An Exploration Stage Enterprise) as at December 31, 1999 and 1998 and the statements of loss and deficit accumulated during the exploration stage, stockholders' equity (deficiency) and cash flows for the year ended December 31, 1999 and for the period December 16, 1998 (Date of Incorporation) to December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Drew Resources Inc. as at December 31, 1999 and 1998 and the results of its operations and cash flows for the year ended December 31, 1999 and for the period December 16, 1998 (Date of Incorporation) to December 31, 1998, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Vancouver,  Canada                         /a/ Amisano Hansen
February 1, 2000                               Chartered Accountants

DREW RESOURCES, INC.

                 (An Exploration Stage Company)
                          BALANCE SHEET
                   December 31, 1999 and 1998
                     (Stated in US Dollars)
                    (Unaudited - See Note 1)

                        ASSETS
                                     December 31,
                                  1999         1998
Current
   Cash                          $  1,315       $     -
   Accounts receivable                 79             -
                                ---------     ---------
                                    1,394             -
Mineral property - Note 2           6,600             -
                                ---------     ---------
                                 $  7,994             -
                                =========     =========

                      LIABILITIES
Current
  Accounts payable               $  2,039      $  1,000
                                ---------     ---------

           STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par
value
  1,000,000 shares authorized,
  none outstanding
Common stock, $0.001 par value
  50,000,000 shares authorized
  2,500,000 outstanding            25,000             -

Deficit accumulated during the
Exploration stage                (19,045)       (1,000)
                                ---------     ---------
                                    5,955       (1,000)
                                ---------     ---------
                                 $  7,994       $     -
                                =========     =========

Nature and Continuance of
Operations - Note 1
Commitments - Note 3

Approved by the Director:

________________________,      _________________,
Director                       Director

                     SEE ACCOMPANYING NOTES



                              DREW RESOURCES, INC.
                         (An Exploration Stage Company)
                          STATEMENT OF LOSS AND DEFICIT
                    ACCUMULATED DURING THE EXPLORATION STAGE
                      for the year ended December 31, 1999,
    for the period December 16, 1998 (Date of Inception) to December 31, 1998 and for the period December 16, 1998 (Date of Inception) to December 31, 1999
                             (Stated in US Dollars)

                                                            December 16,     December 16,
                                                                1998             1998
                                                Year          (Date of         (Date of
                                               Ended       Incorporation)   Incorporation)
                                            December 31,   to December 31,   to December 31,
                                                1999            1998             1999

Expenses
  Professional fees                            $   8,651         $   1,000        $  9,651
  Bank charges                                       154                 -             154
  Consulting fees                                  3,368                 -           3,368
  Filing fees                                      3,078                 -           3,078
  Office                                              74                 -              74
  Travel                                           2,720                 -           2,720
                                              ----------         ---------       ---------
Net loss for the period                           18,045             1,000          19,045

Deficit, beginning of period                       1,000                 -               -
                                              ----------         ---------       ---------
Deficit, end of period                         $  19,045         $   1,000        $ 19,045
                                              ==========         =========       =========
Loss per share                                 $    0.01         $       -
                                              ==========         =========
Weighted average number of
shares outstanding                             1,917,124                 -
                                              ==========         =========

                             SEE ACCOMPANYING NOTES

                               DREW RESOURCES INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                      for the year ended December 31, 1999,
    for the period December 16, 1998 (Date of Inception) to December 31, 1998 and for the period December 16, 1998 (Date of Inception) to December 31, 1999
                             (Stated in US Dollars)

                                                            December 16,     December 16,
                                                                1998             1998
                                                Year          (Date of         (Date of
                                               Ended       Incorporation)   Incorporation)
                                            December 31,   to December 31,   to December 31,
                                                1999            1998             1999

Cash Flows used in Operating Activities
  Net loss for the period                     $ (18,045)        $ ( 1,000)      $ (19,045)

  Changes in non-cash working capital
   balances related to operations:
    Accounts receivable                         (    79)                 -        (    79)
    Accounts payable                               1,039             1,000           2,039
                                              ----------        ----------      ----------
                                                (17,085)             1,000        (17,085)
                                              ----------        ----------      ----------
Cash Flow from Financing Activity
  Capital stock issued                            25,000                 -          25,000
                                              ----------        ----------      ----------
Cash Flow used in Investing Activity
  Mineral property acquisition cost             ( 6,600)                 -         (6,600)
                                              ----------        ----------      ----------
Net change in cash during the period               1,315                 -           1,315

Cash, beginning of the period                          -                 -               -
                                              ----------        ----------      ----------
Cash, end of period                             $  1,315          $      -        $  1,315
                                              ==========         =========      ==========

                             SEE ACCOMPANYING NOTES


                               DREW RESOURCES INC.
                         (An Exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                      for the year ended December 31, 1999,
    for the period December 16, 1998 (Date of Inception) to December 31, 1998 and for the period December 16, 1998 (Date of Inception) to December 31, 1999
                             (Stated in US Dollars)

                                                                            Deficit
                                                                          Accumulated
                                                             Additional   During the
                                   (Note 4) Common Stock      paid-in     Exploration
                                      #         Par Value     Capital        Stage          Total


Net loss for the period                    -        $     -      $     -    $ ( 1,000)     $ ( 1,000)
                                  ----------       --------     --------    ----------     ----------
Balance as at
December 31, 1998                          -              -            -      ( 1,000)       ( 1,000)

Capital stock issued
pursuant to offering
memorandum for cash - $0.01        2,500,000          2,500       22,500             -         25,000

Net loss for the period                    -              -            -      (18,045)       (18,045)
                                  ----------       --------     --------    ----------     ----------

Balance as at
December 31, 1999                  2,500,000          2,500       22,500      (19,045)          5,955
                                  ==========       ========     ========    ==========     ==========

                             SEE ACCOMPANYING NOTES

                       DREW RESOURCES INC.
                 (An Exploration Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
              for the year ended December 31, 1999,
for the period December 16, 1998 (Date of Inception) to December
                            31, 1998
   and for the period December 16, 1998 (Date of Inception) to
                        December 31, 1999
                     (Stated in US Dollars)

Note 1 Nature and Continuance of Operations
       The company is in the exploration stage. The company has the option to acquire a resource property located in British Columbia, Canada that it intends to commence the process of exploring and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the resource property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the resource property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

       These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $19,045 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

       The company was incorporated in Nevada on December 16, 1998.

Note 2 Summary of Significant Accounting Policies

       The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

       The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Exchange Act Guide 7
       The Securities and Exchange Commission's Exchange Act Guide 7 "Description of property by issuers engaged or to be engaged in significant mining operations" requires that mining companies in the exploration stage should not refer to themselves as development stage companies in the financial statements, even though such companies should comply with Financial Accounting Standard Board Statement No. 7, if applicable. Accordingly, the company has not been referred to as being a development stage company.



Note 2 Summary of Significant Accounting Policies - (cont'd)

       Resource Properties
       The acquisitions of resource properties are initially recorded at cost. Producing mineral properties are depleted over their estimated useful lives based upon a method relating recoverable mineral reserves to production. Non-producing mineral properties that the company abandons interest in are written-off in the year of abandonment. Exploration costs are expensed as incurred.

       Environmental Costs
       Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the company's commitments to plan of action based on the then known facts.

       Income Taxes
       The company uses the liability method of accounting for income taxes pursuant to Statement of Financial
       Accounting Standards, No. 109 "Accounting for Income
       Taxes".

       Loss Per Share
       Loss per share has not been calculated based upon the weighted average number of shares outstanding during the period.

       Fair Value of Financial Instrument
       The carrying value of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.



Note 3 Mineral Property


       By a memorandum of understanding dated December 5, 1998, the company was granted the option to acquire up to a 100% interest in 11 mineral claims located in the Liard Mining Division of British Columbia for the following property payments and exploration commitment:

       Property Payments:
     -    CDN$5,000 upon signing (paid);
     -    CDN$5,000 on or before January 15, 1999 (paid);
     -    CDN$25,000 on December 5, 1999 (subsequently extended to
          May 15, 2000);
     -    CDN$50,000 on December 5, 2000;
     -    CDN$100,000 on December 5, 2001;  and
     -    CDN$250,000 on December 5, 2002.

       Exploration Commitment:
       The   company  must  incur  CDN$5,000,000  on  exploration
       expenditures prior to December 31, 2003.

       The optionor has the option to retain a 20% interest in the project by paying 20% of all future exploration costs or retain a 12.5% net profits royalty.

       This  agreement  is  subject to the  company  receiving  a
       qualifying   report   acceptable  to   the   company   and
       regulatory approval.

Note 4 Deferred Tax Assets

       The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 require the use of the asset and liability method of accounting of income taxes.
       Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.



Note 4 Deferred Tax Assets - (cont'd)

       The following table summarizes the significant components of the company's deferred tax assets:

                                                    Total

       Deferred Tax Assets
         Non-capital loss carryforward               $ 19,045
                                                     ========
       Gross deferred tax assets                     $  9,523
       Valuation allowance for deferred tax asset    ( 9,523)
                                                     --------
                                                     $      -
                                                     ========

       The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operaitons. The company has chosen to provide an allowance of 100%
       against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5 Income Taxes

       No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 1999, the company has net operating loss carryforwards, which expire commencing in 2008, totalling approximately $19,045, the benefit of which has not been recorded in the financial statements.

Note 6 New Accounting Standards


       In December 1997, the Accounting Standard Board Issued statement 3465, "Income Taxes", which establishes standards for the recognition, measurement, presentation and disclosure of income and refundable taxes. This statement is effective for fiscal years beginning on or after January 1, 2000. Adopting this standard will not have a material impact on the company's financial position, results of operations or cash flows.

       In April 1998, the Accounting Standards Executive committee issued SOP 98-5, "Reporting on the cost of start-up activities". This statement is effective for fiscal years beginning after December 15, 1998. Adopting this standard does not have a material impact on the company's financial position, results of operations or cash flows.

Note 6 New Accounting Standards - (cont'd)
       In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 7 Uncertainty Due to the Year 2000 Issue
       The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers or other third parties, have been fully resolved.
The unaudited financial Statements for the period ended September
30, 2000.

                 INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders,
Drew Resources, Inc.

We have reviewed the accompanying balance sheet of Drew Resources Inc., an exploration stage company, as of September 30, 2000, and the statements of operations, stockholders' deficiency and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the Company's balance sheet as of December 31, 1999 (presented herein), and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein). In our report dated February 1, 2000 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet information as of December 31, 1999 is fairly stated in all material respects in relation to the balance sheet from which it has been derived. The comparative figures for the nine months ended September 30, 1999 were prepared by management and were neither audited nor reviewed, and accordingly, we do not express an opinion or any other form of assurance on them.



Vancouver, Canada                              "AMISANO HANSON"
November 2, 2000, except as to            Chartered Accountants
Note 4 ii) which is as of December 19, 2000

SUITE 604 - 750 WEST PENDER STREET             TELEPHONE: (604) 689-0188

VANCOUVER,  CANADA                             FACSIMILE: (604) 689-9773

V6C 2T7                                        E-MAIL: amishan@telus.net

                      DREW RESOURCES, INC.
                 (An Exploration Stage Company)
                          BALANCE SHEET
            September 30, 2000 and December 31, 1999
                     (Stated in US Dollars)
                    (Unaudited - See Note 1)

                         ASSETS
                                  September 30,  December 31,
                                    2000          1999
Current
   Cash                            $    145       $  1,315
   Accounts receivable                  248             79
                                  ---------      ---------
                                        393          1,394
Mineral property - Note 2                 -          6,600
                                  ---------      ---------
                                   $    393       $  7,994
                                  =========      =========

                      LIABILITIES
Current                            $  3,077       $  2,039
  Accounts payable                    3,000              -
  Loan payable                    ---------      ---------
                                      6,077          2,039
                                  ---------      ---------

           STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par
value
  1,000,000 shares authorized,
  none outstanding
Common stock, $0.001 par value
  50,000,000 shares authorized
  5,000,000 outstanding - Note       25,000         25,000
3

Deficit accumulated during the
exploration stage                  (30,684)       (19,045)
                                  ---------      ---------
                                   ( 5,684)          5,955
                                  ---------      ---------
                                   $    393       $  7,994
                                  =========      =========

Subsequent Events - Note 4

                     SEE ACCOMPANYING NOTES



                              DREW RESOURCES, INC.
                         (An Exploration Stage Company)
                          STATEMENT OF LOSS AND DEFICIT
                    ACCUMULATED DURING THE EXPLORATION STAGE
          for the nine month periods ended September 30, 2000 and 1999 and December 16, 1998 (Date of Incorporation) to September 30, 2000
                             (Stated in US Dollars)
                            (Unaudited - See Note 1)

                                                                  December 16,
                                          Nine         Nine           1998
                                         Months       Months        (Date of
                                         Ended        Ended       Incorporation)
                                     September 30,  September 30,   to September 30,
                                          1999         2000           2000

Expenses
  Bank charges and interest              $    134     $      53       $    207
  Consulting fees                             368             -            368
  Filing fees                               2,437           838          3,916
  Management fees                           3,000             -          3,000
  Office                                       55             -             74
  Professional fees                         4,871         4,148         13,799
  Travel                                    2,720             -          2,720
  Write-off of resources property               -         6,600          6,600

Net loss for the period                    13,585        11,639         30,684
Deficit, beginning of period                1,000        19,045              -
                                        ---------     ---------      ---------
Deficit, end of period                   $ 14,585      $ 30,684       $ 30,684
                                        =========     =========      =========
Loss per share                              $   -      $      -
                                        =========     =========
Weighted average number of
shares outstanding                      4,011,019     5,000,000
                                        =========     =========

                             SEE ACCOMPANYING NOTES

                               DREW RESOURCES INC.
                          (An Enterprise Stage Company)
                             STATEMENT OF CASH FLOWS
          for the nine month periods ended September 30, 2000 and 1999 and December 16, 1998 (Date of Incorporation) to September 30, 2000
                              (Stated in US Dollar)
                            (Unaudited - See Note 1)

                                                                 December 16,
                                         Nine          Nine          1998
                                        Months        Months       (Date of
                                        Ended         Ended      Incorporation)
                                    September 30,  September 30,  to September 30,
                                         1999          2000          2000

Cash Flows used in Operating
Activities
  Net loss for the period             $ (13,585)     $ (11,639)    $ (30,684)
  Add item not involving cash:
    Loss on write-off of resource              -          6,600         6,600
property
  Changes in non-cash working
capital
   Balances related to operations:
    Accounts receivable                   (  79)         ( 169)        ( 248)
    Accounts payable                      (  89)          1,038         3,077
    Loan payable                               -          3,000         3,000
    Prepaid expenses                    ( 2,174)              -             -
                                      ----------     ----------    ----------
                                        (15,927)        (1,170)      (18,255)
                                      ----------     ----------    ----------
Cash Flow from Financing Activity
  Capital stock issued                    25,000              -        25,000
                                      ----------     ----------    ----------
Cash Flow used in Investing Activity
  Mineral property acquisition cost      (6,600)              -       (6,600)
                                      ----------     ----------    ----------
Net change in cash during the period       2,473       ( 1,170)           145

Cash, beginning of the period                  -          1,315             -
                                      ----------     ----------    ----------
Cash, end of period                     $  2,473        $   145       $   145
                                       =========      =========    ==========

                             SEE ACCOMPANYING NOTES

                       DREW RESOURCES INC.
                 (An Exploration Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY
   for the period December 16, 1998 (Date of Incorporation) to
                        December 31, 1999
        and for the nine months ended September 30, 2000
                     (Stated in US Dollars)
                    (Unaudited - See Note 1)

                                                           Deficit
                                                         Accumulated
                          Common     Stock    Additional  During the
                         (Note 3)              paid-in   Exploration
                            #         Par      Capital      Stage        Total
                                     Value


Net loss for the
period                          -   $     -   $     -     $ ( 1,000)   $ (1,000)
                        ---------   -------   --------    ----------   ---------
Balance as at
December 31, 1998               -         -          -      ( 1,000)    ( 1,000)

Capital stock issued
pursuant to offering
memorandum for cash
- $0.01                 5,000,000      5,000    20,000            -       25,000
Net loss for the
period                          -         -           -    (18,045)     (18,045)
                        ---------   --------  --------   ----------   ----------

Balance as at
December 31, 1999       5,000,000      5,000    20,000     (19,045)        5,955
Net loss for the
period                          -          -         -     (11,639)     (11,639)
                        ---------   --------  --------   ----------    ---------

Balance as at
September 30, 2000      5,000,000   $  5,000  $ 20,000   $ (30,684)    $ (5,684)


                     SEE ACCOMPANYING NOTES

                       DREW RESOURCES INC.
           (An Exploration Development Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
                       September 30, 2000
                     (Stated in US Dollars)
                    (Unaudited - See Note 1)

Note 1 Interim Reporting

       While the information presented in the accompanying interim nine months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the company's December 31, 1999 annual financial statements..

Note 2 Mineral Property

       Forest Claims

       By a memorandum of understanding dated December 5, 1998, the company was granted the option to acquire a 100% interest in 12 mineral claims (Forest Claims) located in the Liard Mining Division in British Columbia, Canada for $435,000 in property payments and $5,000,000 in exploration expenditures commitments. During the quarter ended March 31, 2000, the company abandoned these claims and wrote-off all costs associated with this option totalling $6,600.

Note 3 Capital Stock

       a)   Authorized:

          50,000,000 common shares, $0.001 par value
          1,000,000 preferred shares, $0.001 par value

       b)

                                                     Additional
                                           Par       Paid-in
          Issued:               #          Value     Capital    Total
          Common shares:
          Balance as at
          December 31, 1998             -      $   -     $   -     $   -
          Pursuant to an
          offering memorandum
          for cash - at $0.01   5,000,000      5,000    20,000    25,000
                                ---------    -------   -------   -------
          Balance as at
          December 31, 1999
          and September 30,
          2000                  5,000,000    $5,000     $20,000  $25,000
                                =========    =======    ======   =======

     c)   Stock Split
     On  November 2, 2000, the company underwent a 2 for 1 common stock  split  for shareholders of record as of  October  27,
     2000.   This  stock  transaction has been given  retroactive
     effect in the financial statements.

Note 4 Subsequent Events
       Subsequent to September 30, 2000 the company:
       i) on October 30, 2000, entered into a letter agreement to obtain a mining lease for the Deer Creek Property located in Lemhi County, Idaho. The Deer Creek property consists of 16 unpatented mining claims. The lease is for a term of 20 years with an automatic extension so long as the lease is in good standing. The lessors retain a 3% net smelter return. The company is required to make the following advance royalty payments:

                       Upon execution      $  5,000  (paid)
                       1st anniversary        5,000
                       2nd anniversary       10,000
                       3rd anniversary       20,000
                       4th anniversary
                       and thereafter        50,000

       ii) pursuant to an Agreement and Plan of Reorganization effective December 19, 2000, the company acquired 100% of the outstanding shares of Buffton, Inc. a Nevada Corporation. The company has issued 300,000 shares to Buffton, Inc. shareholders to acquire a 100% interest.


EXHIBITS

     2.1  Agreement and Plan of Reorganization

     3.1  Articles of Incorporation of Drew Resources, Inc.

     3.2  By-Laws of Drew Resources, Inc.

     23   Consent of Amisano Hanson

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Drew Resources, Inc.


                           By: /s/ Shane Lowry
                              Shane Lowry, President

                           Date: February 23, 2001